UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PROCORE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

PROCORE TECHNOLOGIES, INC.

Annual Meeting of Stockholders

Thursday, June 4, 2026, 9:00 AM, Pacific Time

Annual Meeting to be held virtually, via live webcast over the Internet. Votes can be cast via Internet or phone up until the start of the Annual Meeting. You may also vote at the Annual Meeting. Please visit www.proxydocs.com/PCOR for more details.

To attend the Annual Meeting you must register by June 3, 2026, 11:59 PM PT online at www.proxydocs.com/PCOR.

For a convenient way to view the Proxy Statement and Annual Report online, as well as VOTE and obtain instructions for attending the meeting, go to www.proxydocs.com/PCOR

To vote your proxy while visiting www.proxydocs.com/PCOR, you will need the 12-digit control number in the box in the lower right-hand corner on this page.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper form. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or electronic copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s Annual Meeting, you must submit your request on or before May 25, 2026.

SEE REVERSE FOR FULL AGENDA

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

PROCORE TECHNOLOGIES, INC. 2026 Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	To elect three Class II directors, each to hold office until the Company’s 2029 annual meeting of stockholders:

1.01 Craig F. Courtemanche, Jr.

1.02 Kathryn A. Bueker

1.03 Nanci E. Caldwell

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

NOTE: Your proxy holder will also vote in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement thereof